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                                                                  Exhibit 10.9

                                 AMENDMENT NO. 2

                                       to

                            1994 STOCK INCENTIVE PLAN


Pursuant to the authority conferred by Article XI of the 1994 Stock Incentive Plan of The Greenbrier Companies, Inc. (the "Plan"), Article VI.B of the Plan is amended in its entirety to read as follows:

                  "B.   NONDISCRETIONARY AWARDS. Immediately after the close of
                  each annual meeting of stockholders (commencing with the 1999 annual meeting), the Committee shall automatically grant to each member of the Board of Directors (including any such person who is elected at such meeting), other than the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company, an option to purchase 2,500 shares of Common Stock. The exercise price and term of such options shall be the same as provided under Article IX and such options shall become exercisable in accordance with the schedule set forth in Article IX.B."

Except as modified by this Amendment No. 2, the Plan, as heretofore amended by Amendment No. 1, shall remain in full force and effect and be unamended.


                       Adopted by the Board of Directors.



                         /s/  Kenneth D. Stephens
                         -----------------------------------------------
                         Kenneth D. Stephens, Secretary